Written Statement of the Trustee

     Pursuant to 18 U.S.C. Section 1350, I, the undersigned Trustee of the Journal Employees' Stock Trust (the "Trust"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Trust for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



/s/ Steven J. Smith
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Steven J. Smith
August 2, 2002